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                                                                     Exhibit 4.1


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated March 2, 2004 (THIS "AGREEMENT"), among ProxyMed, Inc., a Florida corporation (the "COMPANY"), General Atlantic Partners 77, L.P., a Delaware limited partnership ("GAP 77 LP"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP 74 LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP COINVESTMENT"), GAP Coinvestments III, LLC, a Delaware limited liability company ("GAP COINVESTMENTS III"), GAP Coinvestments IV, LLC, a Delaware limited liability company ("GAP COINVESTMENTS IV"), GapStar, LLC, a Delaware limited liability company ("GAPSTAR"), GAPCO GmbH & Co. KG, a German limited partnership ("GMBH COINVESTMENT"), PVC Funding Partners, LLC, a Delaware limited liability company ("PVC"), ComVest Venture Partners, L.P., a Delaware limited partnership ("COMVEST"), Shea Ventures, LLC ("SHEA") and Robert Priddy ("PRIDDY"), amends and restates in its entirety the Registration Rights Agreement, dated April 5, 2002, among the Company, GAP 74 LP, GAP Coinvestment, GapStar and GmbH Coinvestment (the "ORIGINAL AGREEMENT").

                  WHEREAS, the Company, GAP 74 LP, GAP Coinvestment, GapStar and GmbH Coinvestment are parties to the Original Agreement and wish to amend and restate the Original Agreement in its entirety pursuant to this Agreement; and

                  WHEREAS, pursuant to the Stock Purchase Agreement, dated December 5, 2003 (the "STOCK PURCHASE AGREEMENT"), among the Company, GAP 77 LP, GAP Coinvestment, GapStar, GmbH Coinvestment, PVC, ComVest, Shea and Priddy, the Company has agreed to issue and sell to each of GAP 77 LP, GAP Coinvestment, GapStar, GmbH Coinvestment, PVC, ComVest, Shea and Priddy shares of Common Stock, par value $0.001 per share, of the Company;

                  WHEREAS, GAP 77 LP, GAP Coinvestment and GmbH Coinvestment have each assigned certain of their respective rights and obligations to purchase shares of Common Stock of the Company to GAP Coinvestments III and GAP Coinvestments IV; and

                  WHEREAS, in order to induce each of GAP 77 LP, GAP Coinvestments III, GAP Coinvestments IV, GapStar, GmbH Coinvestment, PVC, ComVest, Shea and Priddy to purchase its shares of Common Stock, the Company, GAP 74 LP, GAP Coinvestment, GapStar and GmbH Coinvestment have agreed to amend and restate the Original Agreement in its entirety and thereby grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:


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                                                                               2


                  "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP Coinvestments III, GAP Coinvestments IV, GAP 74 LP, Gap 77 LP, GapStar and GmbH Coinvestment: (a) GAP LLC, the members of GAP LLC, GmbH Management, the shareholders of GmbH Management, the limited partners of each of GAP Coinvestment, GAP 74 LP, GAP 77 LP and GmbH Coinvestment, and the members of each of GAP Coinvestments II, GAP Coinvestments III and GapStar; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment or GmbH Coinvestment, or the members of GAP Coinvestments II, GAP Coinvestments III or GapStar; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP 74 LP, GAP 77 LP, GAP Coinvestment, GAP Coinvestments II, GAP Coinvestments III, GapStar and GmbH Coinvestment shall be deemed to be Affiliates of one another.

                  "AGREEMENT" mean this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "APPROVED UNDERWRITER" has the meaning set forth in Section 3(f) of this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "CLOSING DATE" has the meaning ascribed to such term in the Agreement and Plan of Merger, dated as of December 5, 2003, by and among the Company, Planvista Corporation, a Delaware corporation, and Planet Acquisition Corp., a Delaware corporation.

                  "CLOSING PRICE" means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in THE WALL STREET JOURNAL (NATIONAL Edition) or, if no such closing price on such date is published in THE WALL STREET JOURNAL (NATIONAL EDITION), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq


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                                                                               3


Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or
(c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                  "COMMONWEALTH STOCKHOLDERS" means PVC, ComVest, Shea, Priddy, any Subsequent Commonwealth Purchaser and any Transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY UNDERWRITER" has the meaning set forth in Section 4(a) of this Agreement.

                  "COMVEST" has the meaning set forth in the preamble of this Agreement.

                  "DEMAND REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

                  "DESIGNATED HOLDER" means each of the Commonwealth Stockholders and the General Atlantic Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with
Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAP COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

                  "GAP COINVESTMENTS III" has the meaning set forth in the preamble to this Agreement.



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                                                                               4


                  "GAP COINVESTMENTS IV" has the meaning set forth in the preamble to this Agreement.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP 74 LP and GAP 77 LP and the managing member of GapStar, and any successor to such entity.

                  "GAP 74 LP" has the meaning set forth in the preamble to this Agreement.

                  "GAP 77 LP" has the meaning set forth in the preamble to this Agreement.

                  "GAPSTAR" has the meaning set forth in the preamble to this Agreement.

                  "GENERAL ATLANTIC STOCKHOLDERS" means GAP 74 LP, GAP 77 LP, GAP Coinvestment, GAP Coinvestments III, GAP Coinvestments IV, GapStar, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Transferee thereof to whom Registrable Securities are transferred in accordance with
Section 10(f) of this Agreement.

                  "GMBH COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

                  "GMBH MANAGEMENT" means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

                  "HOLDERS' COUNSEL" has the meaning set forth in Section 7(a)(i) of this Agreement.

                  "INCIDENTAL REGISTRATION" has the meaning set forth in Section 4(a) of this Agreement.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 8(c) of this Agreement.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 8(c) of this Agreement.

                  "INITIATING HOLDERS" has the meaning set forth in Section 3(a) of this Agreement.

                  "INSPECTOR" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "LIABILITY" has the meaning set forth in Section 8(a) of this Agreement.



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                  "MARKET PRICE" means, on any date of determination, the
average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "ORIGINAL AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PRIDDY" has the meaning set forth in the preamble to this Agreement.

                  "PVC" has the meaning set forth in the preamble to this Agreement.

                  "RECORDS" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "REGISTRABLE SECURITIES" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders on the date hereof or issued or issuable upon exercise of the Warrants, (b) any other shares of Common Stock hereafter acquired or owned by any of the Designated Holders if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

                  "REGISTRATION EXPENSES" has the meaning set forth in Section 7(d) of this Agreement.

                  "REGISTRATION STATEMENT" means a Registration Statement filed pursuant to the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SHEA" has the meaning set forth in the preamble to this Agreement.

                  "SHELF INITIATING HOLDERS" has the meaning set forth in
Section 5(a) of this Agreement.

                  "SHELF REGISTRATION" has the meaning set forth in Section 5(a) of this Agreement.


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                  "STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "SUBSEQUENT COMMONWEALTH PURCHASER" means any Affiliate of PVC, ComVest, Shea or Priddy that, after the date hereof, acquires shares of Common Stock, Preferred Stock, other shares of capital stock of the Company, or any other security convertible, exchangeable or exercisable into or for shares of Common Stock, Preferred Stock or other shares of capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to any of the foregoing.

                  "SUBSEQUENT GENERAL ATLANTIC PURCHASER" means any Affiliate of GAP LLC that, after the date hereof, acquires shares of Common Stock, Preferred Stock, other shares of capital stock of the Company, or any other security convertible, exchangeable or exercisable into or for shares of Common Stock, Preferred Stock or other shares of capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to any of the foregoing.

                  "VALID BUSINESS REASON" has the meaning set forth in Section 3(a) of this Agreement.

                  "WARRANTS" has the meaning set forth in the Stock Purchase Agreement.

                  2. GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT.

                           (a) GRANT OF RIGHTS. The Company hereby grants
registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

                           (b) REGISTRABLE SECURITIES. For the purposes of this
Agreement, Registrable Securities will cease to be Registrable Securities, when
(i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                           (c) HOLDERS OF REGISTRABLE SECURITIES. A Person is
deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or


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                                                                               7


elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

                  3. DEMAND REGISTRATION.

                           (a) REQUEST FOR DEMAND REGISTRATION. Subject to
certain restrictions on transfer set forth in Section 8.5 of the Stock Purchase Agreement, at any time after the date hereof, one or more of (i) the General Atlantic Stockholders, acting through GAP LLC or their written designee, or (ii) the Commonwealth Stockholders, upon the affirmative vote of the holders of a majority of the Registrable Securities held by the Commonwealth Stockholders (each, an "INITIATING HOLDER" and together, the "INITIATING HOLDERS"), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "DEMAND Registration"), the number of Registrable Securities stated in such request; PROVIDED, HOWEVER, that subject to Section 3(c), the Company shall not be obligated to effect (x) more than one such Demand Registration for the Commonwealth Stockholders as a group and (y) more than one such Demand Registration for the General Atlantic Stockholders as a group. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "VALID BUSINESS REASON"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred and twenty (120) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof to the Initiating Holder and any other Designated Holders exercising their piggy-back rights pursuant to clause (b) of this Section 3. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

                           (b) INCIDENTAL OR "PIGGY-BACK" RIGHTS WITH RESPECT TO
A DEMAND REGISTRATION. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable


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                                                                               8


Securities under any Demand Registration pursuant to this Section 3(b). Within five (5) Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this
Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

                           (c) EFFECTIVE DEMAND REGISTRATION. The Company shall
use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; PROVIDED, HOWEVER, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder or (z) less than 75% of the Registrable Securities requested to be included in any such Demand Registration are not so included or are not sold pursuant to such Demand Registration.

                           (d) EXPENSES. The Company shall pay all Registration
Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

                           (e) UNDERWRITING PROCEDURES. If the Company or the
Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand


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                                                                               9


Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, FIRST by eliminating any shares included by the Company, SECOND as to the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Section 3(b) hereof) as a group, if any, and THIRD as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities owned by each such Designated Holder or Initiating Holder, as the case may be.

                           (f) SELECTION OF UNDERWRITERS. If any Demand
Registration or Shelf Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "APPROVED UNDERWRITER"); PROVIDED, HOWEVER, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or Shelf Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

                  4. INCIDENTAL OR "PIGGY-BACK" REGISTRATION.

                           (a) REQUEST FOR INCIDENTAL REGISTRATION. Subject to
certain restrictions on transfer set forth in Section 8.5 of the Stock Purchase Agreement, if at any time after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty
(20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "INCIDENTAL REGISTRATION"). The Company shall use its reasonable best efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "COMPANY UNDERWRITER") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his


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                                                                              10


Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, FIRST, all of the securities to be offered for the account of the Company; SECOND, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; THIRD, the securities held by any other stockholder of the Company that the Company is contractually obligated to include in such Registration Statement pursuant to a contract entered into prior to March 26, 2002 and set forth in
SCHEDULE 1; and fourth, any other securities requested to be included in such offering.

                           (b) EXPENSES. The Company shall bear all Registration
Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

                  5. SHELF REGISTRATION.

                           (a) REQUEST FOR A SHELF REGISTRATION. Subject to
certain restrictions on transfer set forth in Section 8.5 of the Stock Purchase Agreement, at any time commencing after the date hereof, in the event that the Company shall receive from one or more of (i) the Commonwealth Stockholders, upon the affirmative vote of the holders of a majority of the Registrable Securities held by the Commonwealth Stockholders, or (ii) the General Atlantic Stockholders as a group, acting through GAP LLC or their written designee (each, a "SHELF INITIATING HOLDER" and together, the "SHELF INITIATING HOLDERS"), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (a "SHELF REGISTRATION"), all or a portion of the Registrable Securities owned by such Shelf Initiating Holders on a shelf registration to be offered on a continuous basis, then the Company shall register on Form S-3 all or such portion of the Registrable Securities owned by such Shelf Initiating Holders and requested to be registered on such shelf Registration and to be offered on a continuous basis. The Company shall give written notice of such request to all of the Designated Holders (other than Shelf Initiating Holders which have requested a Shelf Registration under this
Section 5(a)) at least ten (10) days before the anticipated filing date of such Shelf Registration, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such


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                                                                              11


registration. The Shelf Registration pursuant to this Section 5(a) shall be for an offering on a continuous basis pursuant to rule 415 under the Securities Act and the Company shall, subject to the Securities Act, maintain the effectiveness of the Shelf Registration until all of the Registrable Securities included on such Shelf Registration have been disposed of or otherwise no longer constitute Registrable Securities. With respect to each Shelf Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the Shelf Initiating Holders and the Designated Holders (other than Shelf Initiating Holders which have requested a Shelf Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the Shelf Initiating Holders included therein and (ii) use its reasonable best efforts to cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor.

                           (b) SHELF UNDERWRITING PROCEDURES. If the Shelf
Initiating Holders holding a majority of the Registrable Securities held by all of the Shelf Initiating Holders so elect, the Company shall use its reasonable best efforts to cause either (i) such Shelf Registration pursuant to this
Section 5 to be in the form of a firm commitment underwritten offering or (ii) a supplement to an effective Shelf Registration to be filed with the Commission in accordance with the Securities Act in order to effect a firm commitment underwritten offering and in either case the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Shelf Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the Shelf Initiating Holders (which in any case shall not require the Designated Holders to make any representations or warranties about the Company), and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the Shelf Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the Shelf Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, FIRST, all of the Registrable Securities to be offered for the account of the Shelf Initiating Holders, pro rata based on the number of Registrable Securities owned by such Shelf Initiating Holders; SECOND, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and THIRD, any other securities requested to be included in such offering.

                           (c) EXPENSES. The Company shall bear all Registration
Expenses in connection with any Shelf Registration pursuant to this Section 5, whether or not such Shelf Registration become effective.

                           (d) NO DEMAND REGISTRATION. No registration requested
by any Shelf Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

                  6. HOLDBACK AGREEMENTS.

                           (a) RESTRICTIONS ON PUBLIC SALE BY DESIGNATED
HOLDERS. To the extent (i) requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company's officers, directors and holders in excess of one percent (1%) of its outstanding capital stock execute agreements identical to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or Shelf Registration during the ninety (90) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering. No Designated Holder of Registrable Securities subject to this
Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released.

                           (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The
Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and
(ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

                  7. REGISTRATION PROCEDURES.

                           (a) OBLIGATIONS OF THE COMPANY. Whenever registration
of Registrable Securities has been requested pursuant to Section 3, Section 4 or
Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                                    (i) prepare and file with the Commission a
Registration Statement on any form for which the Company then qualifies or which counsel for the

Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; PROVIDED, HOWEVER, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("HOLDERS' COUNSEL") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

                                    (ii) prepare and file with the Commission
such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; PROVIDED, that with respect to a Shelf Registration, the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                                    (iii) furnish to each seller of Registrable
Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                                    (iv) register or qualify such Registrable
Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                                    (v) notify each seller of Registrable
Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    (vi) enter into and perform customary
agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in
Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

                                    (vii) make available at reasonable times for
inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                    (viii) if such sale is pursuant to an
underwritten offering, obtain a "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                                    (ix) furnish, at the request of any seller
of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                                    (x) comply with all applicable rules and
regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                    (xi) cause all such Registrable Securities
to be listed on each securities exchange on which similar securities issued by the Company are then listed, PROVIDED that the applicable listing requirements are satisfied;

                                    (xii) keep Holders' Counsel advised in
writing as to the initiation and progress of any registration under Section 3,
Section 4 or Section 5 hereunder;

                                    (xiii) cooperate with each seller of
Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                                    (xiv) take all other steps reasonably
necessary to effect the registration of the Registrable Securities contemplated hereby.

                           (b) SELLER INFORMATION. The Company may require each
seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                           (c) NOTICE TO DISCONTINUE. Each Designated Holder
agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

                           (d) REGISTRATION EXPENSES. The Company shall pay all
expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any reasonable legal fees, charges and expenses incurred by one counsel to the Designated Holder, and (v) any liability insurance or other premiums for insurance obtained by the Company in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or Shelf Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this
Section 7(d) are referred to herein as "REGISTRATION EXPENSES." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

                  8. INDEMNIFICATION; CONTRIBUTION.

                           (a) INDEMNIFICATION BY THE COMPANY. The Company
agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "LIABILITY" and collectively, "LIABILITIES"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                           (b) INDEMNIFICATION BY DESIGNATED HOLDERS. In
connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); PROVIDED, HOWEVER, that the total amount to be indemnified by such Designated Holder pursuant to this
Section 8(b) shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

                           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any
Person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement;

PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

                           (d) CONTRIBUTION. If the indemnification provided for
in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; PROVIDED that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  9. RULE 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities
Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

                  10. MISCELLANEOUS.

                           (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions
of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                           (b) NO INCONSISTENT AGREEMENTS. Except for the rights
granted pursuant to the agreements set forth on SCHEDULE 1, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the

Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except that the Company may grant the registration rights held by the Commonwealth Stockholders to any Subsequent Commonwealth Stockholder and registration rights held by the General Atlantic Stockholders to any Subsequent General Atlantic Purchaser.

                           (c) REMEDIES. The Designated Holders, in addition to
being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                           (d) AMENDMENTS AND WAIVERS. Except as otherwise
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) the Commonwealth Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Commonwealth Stockholders and (iii) the General Atlantic Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the General Atlantic Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(d), the Company, without the consent of any other party, may amend this Agreement to add any Subsequent Commonwealth Purchaser or Subsequent General Atlantic Purchaser as a party to this Agreement as a Subsequent Commonwealth Stockholder or General Atlantic Stockholder, as the case may be.

                           (e) NOTICES. All notices, demands and other
communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                                    (i) if to the Company:

                                    ProxyMed, Inc.
                                    2555 Davie Rd., Suite 110
                                    Fort Lauderdale, FL  33317
                                    Telecopy: (954) 473-2341
                                    Attention: Michael K. Hoover, Chief
                                               Executive Officer
                                               Rafael G. Rodriguez, In-House
                                               Counsel
                                    with a copy to:

                                    Holland & Knight LLP
                                    701 Brickell Avenue, Suite 3000
                                    Miami, FL  33131
                                    Telecopy:  (305) 789-7799
                                    Attention: Rodney H. Bell, Esq.

                                    (ii)     if to GAP 74 LP, GAP 77 LP,
                                             GapStar, GAP Coinvestment, GAP
                                             Coinvestments III or GAP
                                             Coinvestments IV:

                                    c/o General Atlantic Service Corporation
                                    3 Pickwick Plaza
                                    Greenwich, CT  06830
                                    Telecopy:  (203) 622-8818
                                    Attention: Matthew Nimetz

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Telecopy:  (212) 757-3990
                                    Attention:  Douglas A. Cifu, Esq.

                                    (iii)    if to GmbH Coinvestment:

                                    c/o General Atlantic Partners GmbH
                                    Koenigsalle 88
                                    40212 Duesseldorf
                                    Germany
                                    Telecopy:  011-49-211-602-888-89
                                    Attention:

                                    with a copy to:

                                    General Atlantic Service Corporation
                                    3 Pickwick Plaza
                                    Greenwich, CT  06830
                                    Telecopy:  (203) 622-8818
                                    Attention: Matthew Nimetz
                                               Thomas J. Murphy
                                    and

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Telecopy:  (212) 757-3990
                                    Attention:  Douglas A. Cifu, Esq.

                                    (iv)    if to PVC or ComVest:

                                    c/o ComVest Investment Partners
                                    830 Third Avenue
                                    New York, NY 10022
                                    Telecopy: (212) 829-5978
                                    Attention: Carl Kleidman

                                    with a copy to:

                                    Greenberg Traurig LLP
                                    200 Park Avenue
                                    New York, NY 10166
                                    Telecopy: (212) 801-6400
                                    Attention: Alan I. Annex

                                    (v)     if to Shea:

                                    Shea Ventures, LLC
                                    655 Brea Canyon Road
                                    Walnut, CA  91789-3078
                                    Telecopy:  (909) 869-0840
                                    Attention: Jackie Hodge

                                    with a copy to:

                                    Greenberg Traurig LLP
                                    200 Park Avenue
                                    New York, NY  10166
                                    Telecopy:  (212) 801-6400
                                    Attention:  Alan I. Annex

                                    (vi)    if to Priddy

                                    Robert Priddy
                                    3435 Kingsboro Road NE 1601
                                    Atlanta, GA  30326-1343
                                    Telecopy:  (404) 844-3212
                                    with a copy to:

                                    Greenberg Traurig LLP
                                    200 Park Avenue
                                    New York, NY  10166
                                    Telecopy:  (212) 801-6400
                                    Attention:  Alan I. Annex

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

                           (f) SUCCESSORS AND ASSIGNS; THIRD PARTY
BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the Shelf Registration rights and related rights of the Commonwealth Stockholders and the General Atlantic Stockholders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a Commonwealth Stockholder or a General Atlantic Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the consent of the Company which consent shall not be unreasonably withheld. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b), 4 and 5 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                           (g) COUNTERPARTS. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (h) HEADINGS. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                           (j) SEVERABILITY. If any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                           (k) RULES OF CONSTRUCTION. Unless the context
otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                           (l) ENTIRE AGREEMENT. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Original Agreement.

                           (m) FURTHER ASSURANCES. Each of the parties shall
execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                           (n) OTHER AGREEMENTS. Nothing contained in this
Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement or the Warrants.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                                       PROXYMED, INC.


                                       By: /s/ Nancy J. Ham
                                           -------------------------------------
                                           Name: Nancy J. Ham
                                           Title: President and COO



                                       GENERAL ATLANTIC PARTNERS 74, L.P.

                                           By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its General Partner


                                           By: /s/ Matthew Nimetz
                                               ---------------------------------
                                               Name:  Matthew Nimetz
                                               Title: A Managing Member



                                       GENERAL ATLANTIC PARTNERS 77, L.P.

                                           By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its General Partner


                                           By: /s/ Matthew Nimetz
                                               ---------------------------------
                                               Name:  Matthew Nimetz
                                               Title: A Managing Member



                                       GAP COINVESTMENT PARTNERS II, L.P.


                                       By: /s/ Matthew Nimetz
                                           -------------------------------------
                                           Name:  Matthew Nimetz
                                           Title: A General Partner

                                       GAPSTAR, LLC

                                           By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its Managing Member


                                           By: /s/ Matthew Nimetz
                                               ---------------------------------
                                               Name:  Matthew Nimetz
                                               Title: A Managing Member



                                       GAPCO GMBH & CO. KG

                                           By: GAPCO MANAGEMENT GMBH,
                                               its General Partner


                                           By: /s/ Matthew Nimetz
                                               ---------------------------------
                                               Name:  Matthew Nimetz
                                               Title: A Managing Director



                                       PVC FUNDING PARTNERS, LLC


                                       By: /s/ Michael Falk
                                           -------------------------------------
                                           Name:  Michael Falk
                                           Title: Manager


                                       COMVEST VENTURE PARTNERS, L.P.


                                       By: /s/ Michael Falk
                                           -------------------------------------
                                           Name:  Michael Falk
                                           Title: Manager


                                       SHEA VENTURES, LLC


                                       By: /s/ Peter O. Shea
                                           -------------------------------------
                                           Name:  Peter O. Shea
                                           Title: Manager

                                       ROBERT PRIDDY


                                       By: /s/ Robert Priddy
                                           -------------------------------------
                                           Name: Robert Priddy

                                       GAP COINVESTMENTS III, LLC


                                       By: /s/ Matthew Nimetz
                                           -------------------------------------
                                           Name:  Matthew Nimetz
                                           Title: A Managing Member



                                       GAP COINVESTMENTS IV, LLC


                                       By: /s/ Matthew Nimetz
                                           -------------------------------------
                                           Name:  Matthew Nimetz
                                           Title: A Managing Member